UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 16, 2009

AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 SOUTH PRICE ROAD
CHANDLER, AZ 85286
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
     On April 16, 2009, Amkor Technology, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement among the Company, its subsidiaries from time to time party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent (the “Restated Loan Agreement”). The Restated Loan Agreement amends and restates in its entirety the Loan and Security Agreement, dated as of November 28, 2005, among the Company, its subsidiaries party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent (the “Agent”), as amended (the “Original Loan Agreement”).
     The Restated Loan Agreement provides the Company with a $100.0 million revolving line of credit, with a $25 million letter of credit subfacility, terminating on April 16, 2013. Loans may be made under the Restated Loan Agreement based on a borrowing base comprised of up to 85% of the net amount of the Company’s eligible accounts and eligible foreign accounts, less reserves. Interest accrues on the loans made under the Restated Loan Agreement, at the Company’s option, at the base rate plus 2.0% or LIBOR plus 3.5% before September 30, 2009, and thereafter at the base rate plus a spread of 2.0% to 2.5% or LIBOR plus 3.5% to 4.0%, depending on the average availability under the borrowing base for the preceding fiscal quarter.
     In addition, the Restated Loan Agreement amended the Original Loan Agreement to, among other things, require the Company to maintain a fixed charge coverage ratio of at least 1.10 to 1.00 as of the last day of each calendar month during a Triggered Activation Period. Triggered Activation Period is defined as any period beginning on a day on which the availability under the revolving credit facility is less than the greater of $30.0 million and 20% of the aggregate revolving loan commitments through and including the first day when availability has exceeded, for 60 consecutive days, the greater of $30.0 million and 20% of the aggregate revolving loan commitments. The Restated Loan Agreement also added an event of default that arises if the Company does not repay, repurchase, redeem or otherwise retire its senior notes and convertible notes on or before 90 days prior to their respective final maturity dates unless the Company has deposited cash collateral with the Agent or an additional reserve has been established, in each case for such purpose and in an amount equal to the amount required to pay the applicable notes at maturity.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amended and Restated Loan and Security Agreement, dated as of April 16, 2009, among Amkor Technology, Inc., its subsidiaries from time to time party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2009	Amkor Technology, Inc.
/s/ Joanne Solomon
	Name:	Joanne Solomon
	Title:	Corporate Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Amended and Restated Loan and Security Agreement, dated as of April 16, 2009, among Amkor Technology, Inc., its subsidiaries from time to time party thereto, the lending institutions from time to time party thereto and Bank of America, N.A., as administrative agent.